S&P 500 Geared Fund, Inc.

File No. 811-21611

Item No. 77Q2

Compliance with Section 16(a) of the

Securities Exchange Act of 1934

During the fiscal year, late filings were made on behalf of the following Insiders of the Registrant who were subject to Section 16 of the Securities Exchange Act of 1934 with respect to the Registrant;

Henry Flowers

Paul Mottola

Satyanarayan Chada

Paul Morton

A Form 3 should have been filed on their behalf by October 26, 2004; however a late filing was executed on January 6, 2005.

Justin Ferri, a Vice President for the Registrant, was subject to Section 16 of the Securities Exchange Act of 1934 with respect to the Registrant.  A Form 3 should have been filed on behalf of Justin Ferri by June 16, 2005.  A late filing was executed on July 1, 2005.

Colleen Rusch, COO & CAO for the Registrant, was subject to Section 16 of the Securities Exchange Act of 1934 with respect to the Registrant.  A Form 3 should have been filed on behalf of Colleen Rusch by July 15, 2005.  A late filing was executed on July 20, 2005.